COMPANY NUMBER: 3830500

THE COMPANIES ACT 1985 TO 1989

PUBLIC COMPANY LIMITED BY SHARES

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MEMORANDUM
AND ARTICLES
OF ASSOCIATION






INEOS ACRYLICS FINANCE PLC








INCORPORATED ON 24TH AUGUST 1999











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THE COMPANIES ACTS 1985 TO 1989



PUBLIC COMPANY LIMITED BY SHARES



MEMORANDUM OF ASSOCIATION OF



INEOS ACRYLICS FINANCE PLC



1.     The Company's name is "INEOS ACRYLICS FINANCE PLC".

2.     The Company is to be a public company.

3.     The Company's registered office is to be situated in England and Wales.

4.1 The object of the Company is to carry on business as a general commercial company.

4.2 Without prejudice to the generality of the object and the powers of the Company derived from Section 3A of the Act the Company has power to do all or any of the following things;

4.2.1 To purchase or by any other means acquire and take options over any property whatever, and any rights or privileges of any kind over or in respect of any property.

4.2.2 To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in the United Kingdom or elsewhere, any trade marks, patents, copyrights, trade secrets, or other intellectual property rights, licenses, secret processes, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licenses or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

4.2.3 To acquire or undertake the whole or any part of the business, goodwill, and assets of any person, firm, or company carrying on or proposing to carry on any of the businesses which the Company is authorised to carry on and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into partnership or into any arrangement for sharing profits, or for co-operation, or for mutual assistance with any such person, firm or company, or for subsiding or otherwise assisting any such person, firm or company, and to give or accept, by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain, or sell, mortgage and deal with any shares, debentures, debenture stock or securities so received.

4.2.4 To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, grant licenses, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company.

4.2.5 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

4.2.6 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including without prejudice to the generality of the foregoing any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company), to enter into guarantees, contracts of indemnity and suretyships of all kinds, to receive money on deposit or load upon any terms, and to secure or guarantee in any manner and upon any terms the payment of any sum of money or the performance of any obligation by any person, firm or company (including without prejudice to the generality of the foregoing any such holding company, subsidiary, fellow subsidiary or associated company as aforesaid).

4.2.7 To borrow and raise money in any manner and to secure the repayment of any money borrowed, raised or owing by mortgage, charge, standard security, lien or other security upon the whole or any part of the Company's property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, standard security, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

4.2.8 To draw, make, accept, endorse, discount, negotiate, execute and issue cheques, bills of exchange, promissory notes, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

4.2.9 To apply for, promote, and obtain any Act of Parliament, order, or licence of the Department of Trade or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem calculated directly or indirectly to promote the Company's interests, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company's interests.

4.2.10 To enter into any arrangements with any government or authority (supreme, municipal, local, or otherwise) that may seem conducive to the attainment of the Company's objects or any of them, and to obtain from any such government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

4.2.11 To subscribe for, take, purchase, or otherwise acquire, hold, sell, deal with and dispose of, place and underwrite shares, stocks, debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any other company constituted or carrying on business in any part of the world, and debentures, debenture stocks, bonds, obligations or securities issued or guaranteed by any government or authority, municipal, local or otherwise, in any part of the world.

4.2.12 To control, manage, finance, subsidise, co-ordinate or otherwise assist any company or companies in which the Company has a direct or indirect financial interest, to provide secretarial, administrative, technical, commercial and other services and facilities of all kinds for any such company or companies and to make payments by way of subvention or otherwise and any other arrangements which may seem desirable with respect to any business or operations of or generally with respect to any such company or companies.

4.2.13 To promote any other company for the purpose of acquiring the whole or any part of the business or property or undertaking or any of the liabilities of the Company, or of undertaking any business or operations which may appear likely to assist or benefit the Company or to enhance the value of any property or business of the Company, and to place or guarantee the placing of, underwrite, subscribe for, or otherwise acquire all or any part of the shares or securities of any such company as aforesaid.

4.2.14 To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the

          Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

4.2.15 To act as agents or brokers and as trustees for any person, firm or company, and to undertake and perform sub-contracts.

4.2.16 To remunerate any person, firm or company rendering services to the Company either by cash payment or by the allotment of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

4.2.17 To distribute among the members of the Company in kind any property of the Company of whatever nature.

4.2.18 To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company.

4.2.19 To support and subscribe to any charitable or public object and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its directors or employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid and generally to provide advantages, facilities and services for any persons who are or have been directors of, or who are or have been employed by, or who are serving or have served the Company, or any company which is a subsidiary of the Company or the holding company of the Company or a fellow subsidiary of the Company or the predecessors in business of the Company or of any such subsidiary, holding or fellow subsidiary company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance including insurance for any director, officer or auditor against any liability in respect of any negligence, default, breach of duty or breach of trust (so far as permitted by law); and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary, holding or fellow subsidiary company and to lend money to any such employees or to trustees on their behalf to enable any such schemes to be established or maintained.

4.2.20 Subject to and in accordance with the provisions of the Act (if and so far as such provisions shall be applicable) to give, directly or indirectly, financial assistance for the acquisition of shares or other securities of the Company or of any other company or for the reduction or discharge of any liability incurred in respect of such acquisition.

4.2.21 To procure the Company to be registered or recognised in any part of the world.

4.2.22 To do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise, and by or through agents, brokers, sub-contractors or otherwise and either alone or in conjunction with others.

4.2.23 To do all such other things as may be deemed incidental or conducive to the attainment of the Company's objects or any of them.

4.2.24    AND so that:

4.2.24.1 None of the provisions set forth in any sub-clause of this clause shall be restrictively construed but the widest interpretation shall be given to each such provision, and none of such provisions shall, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other provision set forth in such sub-clause, or by reference to or inference from the terms of any other sub-clause of this clause, or by reference to or inference from the name of the Company.

4.2.24.2 The word "company" in this clause, except where used in reference to the Company, shall be deemed to include any partnership or other body of persons, whether incorporated or unincorporated and whether domiciled in the United Kingdom or elsewhere.

4.2.24.3 In this clause the expression "the Act" means the Companies Act 1985, but so that any reference in this clause to any provision of the Act shall be deemed to include a reference to any statutory modification or re-enactment of that provision for the time being in force.

5         The liability of the members is limited.

6 The Company's share capital is L50,000 divided into 50,000 shares of L1 each.

                                                             COMPANY NO. 3830500


                             THE COMPANIES ACT 1985

                   _________________________________________

                       A PUBLIC COMPANY LIMITED BY SHARES
                   _________________________________________

                            ARTICLES OF ASSOCIATION

                                       OF

                           INEOS ACRYLICS FINANCE PLC

                    (Adopted by special resolution passed on
                                27th April 2000)
                   _________________________________________

                                  PRELIMINARY

1. The regulations in Table A in the schedule to the Companies (Table A to F) Regulations 1985 as amended before the date of adoption of these articles. (TABLE A) apply to the company except to the extent that they are excluded or modified by these articles.

2.   The following parts of Table A do not apply to the company:       TABLE A
                                                                      EXCLUSIONS

(a)  in regulation 1, the definitions of THE ARTICLES, EXECUTED and THE SEAL;

(b)  regulations 8 to 11 inclusive;

(c)  regulation 24;

(d)  regulations 60 and 61;

(e)  regulation 64;

(f)  regulations 65, 67 and 68;

(g)  regulation 72;

(h)  regulations 73 to 80 inclusive;

(i)  regulations 88, 89 and 90;

(j)  regulations 94 to 98 inclusive;

(k)  regulation 101;

(l)  regulations 111 and 112; and

(m)  regulation 115.

3.   In these articles:
                                                                    Construction

(a) ARTICLES means these articles of association, incorporating Table A (as applicable to the company), as altered from time to time by special resolution, AUDITORS means the auditors of the company, DIRECTOR means a director of the company, THE DIRECTORS means the directors or any of them acting as the board of directors of the company, DIVIDEND means dividend or bonus, PAID means paid or credited as paid and SEAL means the common seal of the company and includes any official seal kept by the company by virtue of section 39 or 40 of the Act;

(b) unless expressly defined in the articles, words or expressions that are defined in the Act bear the same meaning as in the Act but excluding any statutory modification of the Act not in force when the articles become binding on the company;

(c) references to a document being executed include references to its being executed under hand or under seal or by any other method;

(d) words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations;

(e) headings and marginal notes are inserted for convenience only and do not affect the construction of these articles;

(f) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them;

(g) the word DIRECTORS in the context of the exercise of any power contained in these articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional board, manager or agent of the company to which or, as the case may be, to whom the power in question has been delegated;

(h) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(i) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these articles or under another delegation of the power.

SINGLE MEMBER

4. If at any time and for so long as the company has a single member, all the provisions of the articles shall (in the absence of any express provision to the contrary) apply with such modification as may be necessary in relation to a company with a single member.


                                 SHARE CAPITAL


SHARES WITH SPECIAL RIGHTS

5. Regulation 2 of Table A is amended by the addition at the end of the regulation of the words "or, subject to and in default of such determination, as the directors shall determine".

SECTION 80 AUTHORITY

6. In place of all authorities in existence at the date of adoption of these articles, the directors are hereby generally and unconditionally authorised pursuant to section 80 of the Act to allot relevant securities (within the meaning of section 80) up to an aggregate nominal amount equal to the authorised share capital of the company at the date of adoption of these articles for a period expiring (unless previously renewed, varied or revoked by the company in general meeting) five years after the date of adoption of these articles.

SECTION 89 EXCLUSION

7. The pre-emption provisions in section 89(1) of the Act and the provisions of sub-sections 90(1) to 90(6) inclusive of the Act shall not apply to any allotment of the company's equity securities.

ALLOTMENT AFTER EXPIRY

8. Before the expiry of the authority granted by article 6 the company may make an offer or agreement which would or might require relevant securities to be allotted after that expiry and the directors may allot relevant securities in pursuance of that offer or agreement as if that authority had not expired.

RESIDUAL ALLOTMENT POWERS

9. Subject to the provisions of articles 6, 7 and 8, regulation 3 of Table A, the provisions of the Act and to any resolution of the company in general meeting passed pursuant to those provisions:

(a) all unissued shares for the time being in the capital of the company (whether forming part of the original or any increased share capital) shall be at the disposal of the directors; and

(b) the directors may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as they think fit.


                               SHARE CERTIFICATES

EXECUTION OF CERTIFICATES

10. In the second sentence of regulation 6 of Table A, the words "sealed with the seal" are deleted and replaced by the words "executed under the seal or otherwise in accordance with the Act or in such other manner as the directors may approve".

                               TRANSFER OF SHARES


REGISTRATION OF TRANSFER

11. The directors may, in their absolute discretion and without giving any reason, refuse to register the transfer of a share to any person, whether or not it is fully paid or a share on which the company has a lien save that the directors will be required to register any transfer of shares arising from the enforcement of security by a third party or a duly authorised nominee of such party over shares in the Company.

                                GENERAL MEETINGS

PERIOD OF NOTICE

12. Regulation 38 of Table A is amended:

(a) by deleting from the first sentence "or a resolution appointing a person as a director"; and

(b) by adding at the end of paragraph (b) of regulation 38 "or such other majority as has been decided on by elective resolution of the members under the Act".

TO WHOM MUST NOTICE BE GIVEN

13. Notices of general meetings need not be given to directors and regulation 38 of Table A is amended accordingly.

EFFECTIVENESS OF SPECIAL AND EXTRAORDINARY RESOLUTIONS

14. Where for any purpose an ordinary resolution of the company is required, a special or extraordinary resolution shall also be effective. Where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

                                VOTES OF MEMBERS

APPOINTMENT OF PROXY

15. An instrument appointing a proxy shall be in writing under the hand of the appointing member or his attorney or, if the appointing member is a corporation, either under its common seal or the hand of a duly authorised officer, attorney or other person authorised to sign it.

FORM OF PROXY

16. Instruments of proxy shall be in any usual form or in any other form which the directors may approve.

DELIVERY OF PROXY

17. Regulation 62 of Table A is amended:

(a) in each of paragraphs (a), by the deletion of the words "deposited at" and the substitution for them of the words "left at or sent by post or facsimile transmission to";

(b) in paragraph (a), by the deletion of the words "not less than 48 hours";

(c) in paragraph (b), by the deletion of the words "deposited as aforesaid" and the substitution for them of the words "left at or sent by post or facsimile transmission to the office or to or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the company in relation to the meeting"; and

(d) in paragraph (b), by the deletion of the words "not less than 24 hours".

VALIDITY OF FORM OF PROXY

18. An instrument appointing a proxy shall be deemed to include the right to demand, or join in demanding, a poll. The instrument of proxy shall also be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates. Deposit of an instrument of proxy does not preclude a member from attending and voting at the meeting to which it relates or any adjournment of that meeting.

                              NUMBER OF DIRECTORS

NUMBER OF DIRECTORS

19. Unless otherwise determined by ordinary resolution, the number of directors (other than alternate directors) shall be not less than two but shall not be subject to any maximum in number.

                              ALTERNATE DIRECTORS

POWER TO APPOINT ALTERNATES

20. A director (other than an alternate director) may appoint any person willing to act, whether or not he is a director of the company, to be an alternate director and may remove from office an alternate director so appointed by him.

ALTERNATES ENTITLED TO RECEIVE NOTICE

21. Regulation 66 of Table A shall be amended by the deletion of the last sentence.

ALTERNATES REPRESENTING MORE THAN ONE DIRECTOR

22. A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors or any committee of the directors to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

EXPENSES AND REMUNERATION OF ALTERNATES

23. An alternate director may be repaid by the company such expenses as might properly have been repaid to him if he had been a director but shall not be entitled to receive any remuneration from the company in respect of his services as an alternate director except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice in writing to the company from time to time direct. An alternate director shall be entitled to be indemnified by the company to the same extent as if he were a director.

TERMINATION OF APPOINTMENT

24.  An alternate director shall cease to be an alternate director:

(a)  if his appointor ceases to be a director; or

(b)  if his appointor revokes his appointment pursuant to article 20; or

(c) on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(d)  if he resigns his office by notice to the company.

METHOD OF APPOINTMENT AND REVOCATION

25. Any appointment or removal of an alternate director shall be by notice to the company signed by the director making or revoking the appointment. The notice may be:

(a) delivered personally to the secretary or to a director other than the director making or revoking the appointment; or

(b) sent by post in a prepaid envelope addressed to the office or to another address designated by the directors for that purpose or by leaving it at the office or such other address; or

(c) Sent by telex, facsimile or electronic mail to a number designated by the direction for that purpose.

The appointment or removal shall take effect when the notice is deemed delivered in accordance with article 49 or article 50 (as the case may be) or on such later date (if any) specified in the notice.

EXERCISE BY COMPANY OF VOTING RIGHTS

26. The directors may exercise the voting power conferred by the shares in any body corporate held or owned by the company in such manner in all respects as they think fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).


                        DELEGATION OF DIRECTORS' POWERS

COMMITTEES OF THE DIRECTORS

27. The directors may delegate any of their powers to any committee consisting of one or more directors. The directors may also delegate to any director holding any executive office such of their powers as the directors consider desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate all or any of the powers delegated to one or more directors (whether or not acting as a committee) or to any employee or agent of the company. Any such delegation amy be made subject to such conditions as the directors may specify, and may be revoked or altered. Subject to any conditions imposed by the directors, the proceedings of a committee with two or more members shall be governed by these articles regulating the proceedings of directors so far as they are capable of applying.

OFFICERS INCLUDING THE TITLE "DIRECTORS"

28. The directors may appoint any person to any office or employment having a designation or title including the word "director" or attach such a designation or title to any existing office or employment with the company and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the company for any of the purposes of these articles.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

APPOINTMENT AND REMOVAL BY MAJORITY SHAREHOLDER(S)

29. The holder or holders of more than half in nominal value of the shares giving the right to attend and vote at a general meeting of the company (the APPOINTOR or, if more than one, APPOINTERS) may at any time and from time to time appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and remove any director from office. Any appointment or removal of a director under this article shall be by notice to the company signed by or on behalf of the appointor or appointors (which may consist of several documents in the like form each signed by or on behalf of one or more appointors). The notice may be:

(a) delivered personally to the secretary or to a director other than the director being appointed or removed; or

(h) sent by post in a prepaid envelope addressed to the office or to another address designated by the directors for that purpose or by leaving it at the office or such other address; or

(c) sent by telex, facsimile or electronic mail to a number designated by the directors for that purpose.

The appointment or removal shall take effect when the notice is deemed delivered in accordance with article 49 or article 50 (as the case may be) or on such later date (if any) specified in the notice.

APPOINTMENT BY THE DIRECTORS

30. The directors shall also have power to appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing directors, subject to any maximum for the time being in force, and any director so appointed shall hold office until he is removed in accordance with article 29 or under regulation 81 of Table A (as amended by these articles).

RETIREMENT BY ROTATION

31. The directors shall not be subject to retirement by rotation and all references in Table A (other than in regulations 73 to 80 which are excluded) to retirement by rotation are modified accordingly.

                         DISQUALIFICATION OF DIRECTORS

DISQUALIFICATION AS A DIRECTOR

32. Regulation 81 of Table A is amended by adding before the final full stop the following words:

     "                             ; or

          (f)  he is removed in accordance with article 29; or

          (g) he is requested to resign in writing by not less than three quarters of the other directors. In calculating the number of directors who are required to make such a request to the director, (i) an alternate director appointed by him acting in his capacity as such shall be excluded; and (ii) a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either shall be sufficient."

                     DIRECTORS' APPOINTMENTS AND INTERESTS

DIRECTORS MAY CONTRACT WITH THE COMPANY

33. Regulation 85 of Table A is amended by deleting the words "Subject to the provisions of the Act, and" at the start of the first paragraph.

                             BENEFITS AND INSURANCE

INSURANCE

34. Without prejudice to the provisions of regulation 118 of Table A, the directors may exercise all the powers of the company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a) a director, other officer, employee or auditor of the company, or any body which is or was the holding company or subsidiary undertaking of the company, or in which the company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b) a trustee of any pension fund in which employees of the company or any other body referred to in article 35(a) is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

DIRECTORS NOT LIABLE TO ACCOUNT

35. Without prejudice to the generality of regulation 85 of Table A, no director or former director shall be accountable to the company or the members for any benefit provided pursuant to regulation 87 of Table A or article 35. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

SECTION 719 OF THE ACT

36. Pursuant to section 719 of the Act, the directors are hereby authorised to make such provision as may seem appropriate for the benefit of any persons employed or formerly employed by the company or any of its subsidiary undertakings in connection with the cessation or the transfer of the whole or part of the undertaking of the company or any subsidiary undertaking. Any such provision shall be made by a resolution of the directors in accordance with section 719.

                            PROCEEDINGS OF DIRECTORS

CONVENING MEETINGS

37. Subject to the provisions of these articles, the directors may regulate their proceedings as they think fit. A director may, and the secretary at the request of a director shall, call a meeting of the directors. Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing or by telex, facsimile or electronic mail to him at his last known address or any other address given by him to the company for this purpose. A director absent or intending to be absent from the United Kingdom may request the directors that notices of directors meetings shall during his absence be sent in writing to him at an address given by him to the company for this purpose, but such notices need not be given any earlier than notices given to directors not so absent and, if no such request is made to the directors, it shall not be necessary to give notice of a directors meeting to any director who is for the time being absent from the United Kingdom. Any director may waive notice of a meeting and any such waiver may be retrospective.


VOTING

38. Questions arising at a meeting shall be decided by a majority of votes. In the case of any equality of votes, the chairman shall have a second or casting vote.


QUORUM

39. The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two, except when there is only one director. If there is only one director, he may exercise all the powers and discretions conferred on directors by these articles.(1) A person who holds office only as an alternate director shall, if his appointor is not present, be counted in the quorum. Any director who ceases to be a director at a directors' meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the directors' meeting if no director objects.


MEETINGS BY TELEPHONE, ETC.

40. Without prejudice to the first sentence of article 38, a person entitled to be present at a meeting of the directors or of a committee of the directors shall be deemed to be present for all purposes if he is able (directly or by telephonic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word MEETING in these articles shall be construed accordingly.


DIRECTORS' POWER TO VOTE ON CONTRACTS IN WHICH THEY ARE INTERESTED

41. Without prejudice to his obligations of disclosure under the Act and the articles, a director may vote at any meeting of the directors or of a committee of the directors on, and be counted in the quorum present at a meeting in relation to, any resolution concerning a transaction or arrangement with the company or in which the company is interested, or concerning any other matter in which the company is interested, notwithstanding that he is interested in that transaction, arrangement or matter or has in relation to it a duty which conflicts or may conflict with the interests of the company.



             THE SEAL, DEEDS AND CERTIFICATION


AUTHORITY REQUIRED FOR EXECUTION OF DEED

42. The seal shall only be used by the authority of a resolution of the directors. The directors may determine who shall sign any instrument executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document signed, with the authority of a resolution of the directors, by a director and the secretary or by two directors and expressed (in whatever form of words) to be executed by the company has the same effect as if executed under the seal. For the purpose of the preceding sentence only, "secretary" shall have the same meaning as in the Act and not the meaning given to it by regulation 1 of Table A.

OFFICIAL SEAL FOR USE ABROAD

43. The company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

CERTIFIED COPIES

44. Any director or the secretary, or any person appointed by the directors for the purpose, shall have power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company (or the holders of any class of shares of the company) or the directors or any committee of the directors, and any books, records, documents and accounts relating to the business of the company, and to certify copies of or extracts from them as true copies or extracts. A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the company (or the holders of any class of shares of the company) or of the directors or any committee of the directors that is certified in this way shall be conclusive evidence in favour of all persons dealing with the company in reliance on it that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

                                  RECORD DATES

RECORD DATES FOR DIVIDENDS, ETC.

45. Notwithstanding any other provision of these articles, the company or the directors may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

                                    NOTICES

METHOD OF GIVING NOTICE

46. Any notice to be given to or by any person pursuant to the articles, except a notice calling a meeting of the directors or a committee of the directors, shall be in writing which includes, without limitation, telex, facsimile and electronic mail and any other visible substitute for writing. A notice may be partly in one form and partly in another.

47.  The company may give any notice to a member:

(a)  personally; or

(b) by sending it by post in a prepaid envelope addressed to the member at his registered address or by leaving it at that address; or

(c) by sending it by telex, facsimile or electronic mail to a number supplied to the company by the member for that purpose.

In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the register of members in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders. A member whose registered address is not within the United Kingdom and who gives to the company an address within the United Kingdom at which notices may be given to him shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice from the company.

WHEN NOTICE BY POST DEEMED SERVED

48. This article applies to any notice to be given to or by any person pursuant to the articles, including without limitation a notice under article 25 or article 29. Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. A notice sent by post shall be deemed given:

(a) if sent by first class post from an address in the United Kingdom to another address in the United Kingdom, on the day following that on which the envelope containing it was posted;

(b) if sent by the equivalent of first class post from an address in another country to another address in that country, on the day following that on which the envelope containing it was posted;

(b) if sent by airmail from an address in the United Kingdom to an address outside the United Kingdom, or to an address in the United Kingdom from an address outside the United Kingdom, on the third day following that on which the envelope containing it was posted; and

(c) in any other case, on the fifth day following that on which the envelope containing it was posted.


WHEN OTHER NOTICES DEEMED GIVEN

49. This article applies to any notice to be given to or by any person pursuant to the articles, including without limitation a notice under article 25 or article 29. A notice sent by telex, facsimile or electronic mail transmission shall be deemed given twelve hours after the time of despatch or at such earlier time as receipt is acknowledged. A notice left at an address shall be deemed given when delivered.

                                (COMPANY LOGO)



                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                              Company No. 3830500


The Registrar of Companies for England and Wales hereby certifies that

INEOS ACRYLICS FINANCE PLC

having by special resolution changed its name, is now incorporated under the name of

LUCITE INTERNATIONAL FINANCE PLC

Given at Companies House, Cardiff, the 8th May 2002


                                         /s/ [ILLEGIBLE]
                                        --------------------------------
                                        For The Registrar Of Companies


                             (COMPANIES HOUSE LOGO)

                           INEOS ACRYLICS FINANCE PLC
                             REGISTERED NO 3830500

                        SOLE MEMBER'S WRITTEN RESOLUTION

In accordance with section 381A of the Companies Act 1985, WE, the sole member of the Company who at the date of this resolution would be entitled to attend and vote at a general meeting of the Company, DECLARE that the following resolution shall have effect as if passed by the Company in general meeting and accordingly WE RESOLVE:

THAT the name of the Company be changed to "Lucite International Finance PLC".

/s/ Ian Lambert
-------------------------------
For and on behalf of
Ineos Acrylics Holdings Limited


Date: 6 May 2002

                      SPECIAL RESOLUTION ON CHANGE OF NAME
                                 COMPANIES ACT

COMPANY NUMBER: 3830500

COMPANY NAME: Ineos Acrylics Finance PLC

At an Extraordinary General Meeting of the members of the above named company, duly convened and held at Queens Gate, 15-17 Queens Terrace, Southhampton, Hampshire S014 3BP on the 6th day of May 2002

The following Special Resolution was duly passed:

That the name of the Company be changed to:

Lucite International Finance PLC

Signature:     /s/ Ian Lambert
          -------------------------------------------------------
          Chairman, Director, Secretary or Officer of the Company